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                                                              Exhibit 99.1
FOR IMMEDIATE RELEASE

                      ALLIED RISER COMMUNICATIONS ANNOUNCES
       ESTABLISHMENT OF RECORD DATE AND DATE OF SPECIAL MEETING TO APPROVE
                       MERGER WITH COGENT COMMUNICATIONS

DALLAS, TX (JANUARY 9, 2002) - Allied Riser Communications Corporation (NASDAQ:
ARCC) today announced that it established January 4, 2002 as the record date for purposes of determining those stockholders entitled to vote at a special meeting of its stockholders set for January 31, 2002 at 9 a.m. local time at its offices in Dallas, Texas for the purpose of voting on the adoption of the merger agreement with Cogent Communications Group, Inc. and approval of the merger. Proxy statements with respect to the special meeting and the merger were mailed commencing today to ARC stockholders.

"We look forward to receiving stockholder support for the Cogent merger and encourage every stockholder to vote for this important transaction," stated Jerry Dinsmore, chief executive officer of ARC.

As previously announced, ARC has entered into a merger agreement with Cogent Communications Group, Inc. In the merger, holders of ARC common stock will receive shares of Cogent common stock.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

Investors and security holders are urged to carefully read the Registration Statement and the Proxy Statement/Prospectus filed with the SEC by Cogent Communications Group, Inc. on October 16, 2001 and the amendments thereto and the definitive Proxy Statement filed by ARC with the SEC on January 9, 2002, because these documents contain important information about ARC and the proposed merger with Cogent. Investors and security holders may obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ARC free of charge by requesting them in writing from ARC, 1700 Pacific Avenue, Suite 400, Dallas, Texas 75201, Attention: Investor Relations, or by telephone at (214) 210-3000.

In addition to the Proxy Statement, ARC files annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are also available at www.sec.gov.

ARC and its directors, executive officers and certain members of management and employees, may be deemed participants in the solicitation of proxies from the stockholders of ARC in connection with the merger. Information about the directors and executive officers of ARC and their ownership of ARC's stock is set forth in ARC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Stockholders and investors may obtain additional information regarding the interests of such participants in the merger by reading the Proxy Statement.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
--------------------------------------------------------------------------------

Certain information contained in this release are not historical facts, but are "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements



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regarding the holding of the special meeting and the merger. Certain information in this release concerning ARC's business may also be forward-looking, including the future business prospects for ARC. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties, many of which are beyond ARC's control. Actual results may differ materially from those anticipated in any forward-looking statement as a result of certain risks and uncertainties. For further discussion of important risk factors that may materially affect management's estimates, ARC's results and the forward-looking statements herein, please see the risk factors contained in ARC's SEC filings, including the Proxy Statement.


CONTACT:
Quen Bredeweg; Chief Financial Officer; ARC; 214/210-3000